UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 3, 2014
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2014, Lower Lakes Towing Ltd. (“Lower Lakes”), an indirect wholly-owned subsidiary of Rand Logistics, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Scott Bravener, pursuant to which Mr. Bravener will continue to serve as Lower Lakes’ President and Chief Executive Officer through March 31, 2016 (the “End Date”).  In accordance with the terms of the Employment Agreement, Mr. Bravener will be paid (i) a base salary in the amount of CDN $294,752, subject to certain adjustments, and (ii) certain performance-based bonuses.  The Employment Agreement entitles Mr. Bravener to (i) participate in all of Lower Lakes’ benefit programs, including its registered retirement savings plan, (ii) lease an automobile at a maximum monthly cost of not more than CDN $1,039, plus expenses related to the business use of such automobile and (iii) reimbursement of reasonable out-of-pocket expense incurred in the course of his employment.

In the event Mr. Bravener’s employment is terminated (i) by Lower Lakes without cause (as such term is defined in the Employment Agreement)  prior to the End Date, (ii) following the End Date if Lower Lakes decides not to renew the Employment Agreement, (iii) by Mr. Bravener for Good Reason (as such term is defined in the Employment Agreement) upon 60 days notice to Lower Lakes or (iv) as a result of Mr. Bravener’s “disability” (as such term is defined in the Employment Agreement), Mr. Bravener will be entitled to (a) any accrued but unpaid base salary and performance bonus as the of the date of such termination, (b) payment in equal installments for a period of twenty-four months of an amount equal to Mr. Bravener’s average income from the Company for the three preceding calendar years and (c) continuation of all benefit programs, including the registered retirement savings plan, for a period of twenty-four months.  Upon the termination of Mr. Bravener’s employment for any reason other than termination by the Company for Cause or by Mr. Bravener without Good Reason, all of his outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.

During the course of his employment and for twenty-four months after the termination thereof, Mr. Bravener may not be employed by or an advisor to any competitor to Lower Lakes or its affiliates, or otherwise engage in a competitive business in the U.S. or Canada and may not directly or indirectly solicit any customer, employee or service provider away from Lower Lakes or its affiliates.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1	Employment Agreement, dated July 3, 2014, by and between Lower Lakes Towing Ltd. and Scott Bravener.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: July 8, 2014	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer